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                                                                    EXHIBIT 1.1




                                5,200,000 SHARES

                             TEAM RENTAL GROUP, INC.

                              CLASS A COMMON STOCK


                             UNDERWRITING AGREEMENT

                                                                April [ ], 1997

CREDIT SUISSE FIRST BOSTON CORPORATION
ABN AMRO CHICAGO CORPORATION
ALEX. BROWN & SONS INCORPORATED
McDONALD & COMPANY SECURITIES, INC.,
   As Representatives of the Several Underwriters,
     c/o Credit Suisse First Boston Corporation,
       Eleven Madison Avenue,
         New York, N.Y. 10010.

Dear Sirs:

         1. Introductory. Team Rental Group, Inc., a Delaware corporation ("Company"), proposes to issue and sell ("U.S. Offering") to the several Underwriters named in Schedule A hereto ("Underwriters") 5,200,000 shares ("U.S. Firm Securities") of its Class A Common Stock, par value $.01 per share ("Class A Common Stock" or "Securities"). Credit Suisse First Boston Corporation ("CSFBC"), ABN AMRO Chicago Corporation, Alex. Brown & Sons Incorporated and McDonald & Company Securities, Inc. will act as representatives
("Representatives") of the Underwriters.

         The Company is concurrently entering into a Subscription Agreement, dated the date hereof ("Subscription Agreement"), with Credit Suisse First Boston (Europe) Limited ("CSFBEL"), ABN AMRO Rothschild, Alex. Brown & Sons International, McDonald & Company Securities, Inc. and the other managers named therein ("Managers") relating to the concurrent issuance and sale of 1,300,000 shares of Securities ("International Firm Securities") outside the United States and Canada ("International Offering" and, together with the U.S. Offering, the "Offerings").

         In addition, as set forth below, the Company proposes to issue and sell
(i) to the Underwriters, at the option of the Underwriters, an aggregate of not more than 780,000 additional shares of Securities ("U.S. Optional Securities") and (ii) to the Managers, at the option of the Managers, an aggregate of not more than 195,000 additional shares of Securities ("International


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Optional Securities"). The U.S. Firm Securities and the U.S. Optional Securities
are hereinafter called the "U.S. Securities"; the International Firm Securities and the International Optional Securities are hereinafter called the "International Securities"; the U.S. Firm Securities and the International Firm Securities are hereinafter called the "Firm Securities"; the U.S. Optional Securities and the International Optional Securities are hereinafter called the "Optional Securities". The U.S. Securities and the Inter national Securities are collectively referred to as the "Offered Securities". To provide for the coordination of their activities, the Underwriters and the Managers have entered into an Agreement Between U.S. Underwriters and Managers which permits them, among other things, to sell the Offered Securities to each other for purposes of resale.

         The Offered Securities are being issued and sold in connection with the consummation of the transactions contemplated by stock purchase agreements, each dated as of January 13, 1997 (the "Stock Purchase Agreements"), by and among the Company, Ford Motor Company ("Ford"), Budget Rent a Car Corporation ("BRACC") and the other stockholders of BRACC, pursuant to which the Company has agreed, subject to certain conditions, to acquire all the capital stock of BRACC (the "Acquisition"). In connection with the Acquisition and concurrently with the consummation of the Offerings: (i) BRACC proposes to privately place $125.0 million aggregate principal amount of its __% Guaranteed Senior Notes due 2007 (the "Senior Notes"), (ii) the Company proposes to enter into new credit facilities for fleet financings (the "New Fleet Financing Credit Agreements") with an aggregate commitment of $1.3 billion, (iii) the Company proposes to privately place $50.0 million aggregate principal amount of its __% Convertible Subordinated Notes, Series B, due 2007 (the "Series B Notes") and (iv) the Company will issue 4,500 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock") to Ford as part of the consideration for the Acquisition.

         As used in Section 2 and Section 6(e) only of this Agreement, references to (i) the term "Budget Group" mean Team Rental Group, Inc., including its subsidiaries after giving effect to the Acquisition (as defined below); (ii) the term "Company" mean Team Rental Group, Inc. prior to the Acquisition, on a stand-alone basis and excluding any subsidiaries; (iii) the term "BRACC" mean Budget Rent a Car Corporation, prior to the Acquisition, on a stand-alone basis and excluding any subsidiaries; (iv) the term "Resulting Company" mean Team Rental Group, Inc. after giving effect to the Acquisition, on a stand-alone basis and excluding any subsidiaries; and (v) the term "Subsidiaries" mean all significant subsidiaries of the Resulting Company, as defined in Rule 1-02(w) of Regulation S-X promulgated under the Securities Act of 1933 (each of the Subsidiaries referred to in this clause (v), a "Subsidiary").

         The Company hereby agrees with the several Underwriters as follows:

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

                  (a) A registration statement (No. 333-21691) relating to the Offered Securities, including a form of prospectus relating to the U.S. Securities and a form of prospectus relating to the International Securities, has been filed with the Securities and Exchange Commission ("Commission") and either (i) has been declared effective under the Securities Act of 1933 ("Act") and is not proposed to be amended or
         (ii) is proposed to be amended



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         by amendment or post-effective amendment. If such registration statement (the "initial registration statement") has been declared effective, either (A) an additional registration statement (the "additional registration statement") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or
         (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (i) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act, is hereinafter referred to as the "Initial Registration Statement". The additional registration statement (if any), as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement". The Initial Registration Statement and the Additional Registration Statement are hereinafter referred



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         to collectively as the "Registration Statements" and individually as a
         "Registration Statement". The form of prospectus relating to the U.S. Securities and the form of prospectus relating to the International Securities, each as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in the Registration Statement, are hereinafter referred to as the "U.S. Prospectus" and the "International Prospectus", respectively, and collectively as the "Prospectuses". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

                  (b) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (i) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of each of the Prospectuses pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectuses are included, each Registration Statement and each of the Prospectuses will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and none of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and each of the Prospectuses will conform in all material respects to the requirements of the Act and the Rules and Regulations, none of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or either of the Prospectuses based upon written information furnished to the Company by any Underwriter through the Representatives or by any Manager through CSFBEL specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b).

                  (c) Each of the Company, BRACC and each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct



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         its business as described in the Registration Statement and the
         Prospectuses, and is duly qualified to do business as a foreign corporation in good standing (to the extent such concepts are recognized in such jurisdictions) in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the condition (financial or other), results of operations, business affairs or business prospects of the Budget Group (a "Material Adverse Effect"). The Subsidiaries are listed on Schedule B hereto.

                  (d) All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Subsidiary owned by the Company or BRACC, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

                  (e) The Company's authorized capitalization is as set forth in the Registration Statement and the Prospectuses; the Offered Securities, the Series A Preferred Stock, and all the outstanding shares of Class A Common Stock and Class B Common Stock of the Company, par value $.01 per share ("Class B Common Stock") , have been duly authorized; all outstanding shares of such capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement and the Subscription Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectuses; and the Offered Securities have been approved for listing on the New York Stock Exchange subject to notice of issuance.

                  (f) Except for (i) the 4,500 shares of Series A Preferred Stock, which are convertible into 4,500,000 shares of Class A Common Stock, (ii) the 1,936,600 shares of Class B Common Stock, which are convertible into 1,936,600 shares of Class A Common Stock, (iii) the warrant held by BRACC to purchase 175,000 shares of Class A Common Stock (the "BRACC Warrant"), (iv) the warrant held by NationsBank, National Association (South) to purchase 187,500 shares of Class A Common Stock (the "NationsBank Warrant"), (v) the options to purchase 729,850 shares of Class A Common Stock and Class B Common Stock issued under the Company's 1994 Incentive Stock Option Plan (the "1994 Option Plan"), (vi) the options to purchase 70,000 shares of Class A Common Stock issued under the Company's 1994 Directors' Stock Option Plan (the "1994 Directors' Plan"), (vii) the $80.0 million aggregate principal amount of Series A Convertible Subordinated Notes of the Company (the "Series A Notes"), which are convertible into 3,986,049 shares of Class A Common Stock and (viii) the $50.0 million aggregate principal amount of Series B Notes, which are convertible into 1,428,571 shares of Class A Common Stock, each as described in the Registration Statement and the Prospectuses, and except for the conditional rights to acquire additional shares of Class A Common Stock contained in the agreement dated October 20, 1995 among the Company, Team Rental of Southern California, Inc., BRAC-OPCO, Inc., and Budget Rent a Car of Southern California (the "OPCO Agreement"), there are no, and as of each Closing Date (as defined in Section 3) there will be no, outstanding securities or obligations (together, "Convertible Securities") of the Company, the Resulting Company or any Subsidiary convertible into or exchangeable for any capital stock of the


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         Company, the Resulting Company or any Subsidiary, respectively, rights, warrants or options (together, "Rights") to subscribe for or purchase from the Company, the Resulting Company or any Subsidiary any such capital stock or any such Convertible Securities or obligations, or obligations of the Company, the Resulting Company or any Subsidiary to issue Convertible Securities or Rights.

                  (g) Except for (i) the rights of first refusal set forth in the Share Exchange Agreement dated April 25, 1994, as amended on June 13, 1994 and July 5, 1994, among the Company, Brian Britton, Jeffrey Congdon, Richard Hinkle, John Kennedy, Sanford Miller and Richard Sapia, (ii) the rights of James Salatto and Joseph Salatto to receive additional shares of Class A Common Stock, as set forth in the agreement, dated March 8, 1995, among the Company, Team Rental of Connecticut, Inc., Rental Car Resources, Inc., James Salatto and Joseph Salatto, (iii) the put right set forth in the BRACC Warrant, (iv) the rights of first refusal held by BRACC pursuant to certain of its franchise agreements with the Company, (v) the rights of the parties to the OPCO Agreement and (vi) the rights of Ford under the Stock Purchase Agreements, there are no preemptive or other rights to subscribe for or purchase any shares of capital stock issued by the Company, the Resulting Company or any Subsidiary. Except for the transfer restrictions set forth in the Registration Rights Agreements (as defined below), Section 5(i) of this Agreement, BRACC's right to approve certain transfers of capital stock held by Messrs. Miller, Kennedy, Congdon, Britton, Hinkle and Sapia pursuant to the letter agreement dated May 5, 1994 among such officers and BRACC and the voting restrictions set forth in the Shareholders' Agreement dated October 20, 1995 among the Company, the holders of Class B Common Stock and Budget Rent a Car of Southern California ("SOCAL"), there are, and after giving effect to the Acquisition there will be, no restrictions to which the Company or the Resulting Company is a party upon the voting or transfer of, and no restrictions on the declaration or payment of any dividend or distribution on, any shares of capital stock of the Company, the Resulting Company, BRACC or any Subsidiary.

                  (h) No broker, finder, consultant or other person or entity is entitled to any brokerage, finder's or other fee or commission in connection with the issuance and sale of the Offered Securities, except such fee or commission as may be provided to the Underwriters or the Managers by the express terms of this Agreement.

                  (i) Except for certain agreements regarding registration rights described in each of the Prospectuses and filed as exhibits to the Registration Statement (collectively, the "Registration Rights Agreements"), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company or the Resulting Company to file a registration statement under the Act with respect to any securities of the Company or the Resulting Company owned or to be owned by such person or to require the Company or the Resulting Company to include such securities in the securities registered pursuant to a registration statement or in any securities being registered pursuant to any other registration statement filed by the Company or the Resulting Company under the Act; and the Company has given proper notice to, or received written waivers or demand notices from, each person holding such registration rights pursuant to the Registration Rights Agreements.



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                  (j) No consent, approval, authorization, or order of, or
         filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Subscription Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and the Rules and Regulations and such as may be required under state securities laws.

                  (k) The execution, delivery and performance of this Agreement and the Subscription Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Resulting Company or any Subsidiary or any of their properties, (ii) any agreement or instrument to which the Company, the Resulting Company or any such Subsidiary is a party or by which the Company, the Resulting Company or any such Subsidiary is bound or to which any of the properties of the Company, the Resulting Company or any such Subsidiary is subject, or (iii) the charter or by-laws of the Company or any such Subsidiary, except in the case of clause (i) or
         (ii), such breaches, violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect. The Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement and the Subscription Agreement, respectively.

                  (l) This Agreement and the Subscription Agreement have been duly authorized, executed and delivered by the Company.

                  (m) The execution, delivery and performance by the Company, the Resulting Company, BRACC and their respective subsidiaries of the Stock Purchase Agreements, the New Fleet Financing Credit Agreements, the purchase agreement and indenture for the Senior Notes (the "Senior Notes Agreements") and the purchase agreement and indenture for the Series B Notes (the "Series B Agreements") (to the extent a party thereto) and the issuance and sale of the Senior Notes and the Series B Notes will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Resulting Company, BRACC or any Subsidiary or any of their respective properties, (ii) any agreement or instrument to which the Company, the Resulting Company, BRACC or any such Subsidiary is a party or by which the Company, the Resulting Company, BRACC or any such Subsidiary is bound or to which any of the respective properties of the Company, the Resulting Company, BRACC or any such Subsidiary is subject, or (iii) the charter or by-laws of the Company, BRACC or any such Subsidiary, except in the case of clause (i) or (ii), such breaches, violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect. BRACC has the power and authority to authorize, issue and sell the Senior Notes pursuant to the Senior Notes Agreements. The Company has the power and authority to authorize, issue and sell the Series B Notes pursuant to the Series B Agreements.



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                  (n) The Stock Purchase Agreements have been duly authorized, executed and delivered by each of the Company and BRACC and conform in all material respects to the descriptions thereof in the Prospectuses. The Senior Notes Agreements and the Series B Agreements have been duly authorized, executed and delivered by BRACC and the Company, respectively, and the parties thereto and conform in all material respects to the descriptions thereof in the Prospectuses. The Stock Purchase Agreements, the Senior Notes Agreements and the Series B Agreements, assuming due execution and delivery by the other parties thereto, constitute valid and legally binding obligations of the Company and BRACC (as the case may be) and are enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of courts in granting equitable remedies and except that the enforceability of any rights to indemnity or contribution may be limited by federal or state securities laws or by public policy.

                  (o) The Company has delivered to CSFBC true and correct copies of the Stock Purchase Agreements, in each case, in the form as originally executed, and there have been no amendments or waivers thereto or in the exhibits or schedules thereto other than those as to which CSFBC shall have been advised.

                  (p) The Company, BRACC and the Subsidiaries have (i) such ownership and possession rights with respect to their respective assets and properties as are necessary for the continuing conduct of their respective businesses, as described in the Registration Statement and the Prospectuses, except where the failure to possess any such rights would not, individually or in the aggregate, have a Material Adverse Effect, and (ii) peaceful and undisturbed possession under all material leases to which the Company, BRACC or any such Subsidiary is a party as lessee; and all material leases to which the Company, BRACC or any such Subsidiary is a party are in full force and effect; none of the Company, BRACC or any Subsidiary has been notified that a lease is invalid or unenforceable, and no default by the Company, BRACC or such Subsidiary has occurred and is continuing thereunder, except for any defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (q) The Company, BRACC and the Subsidiaries hold such licenses, certificates and permits from governmental entities and authorities as are necessary to the conduct of the business of the Company, the Resulting Company, BRACC and the Subsidiaries as described in the Registration Statement and the Prospectuses, the failure of which to obtain would have a Material Adverse Effect; the Company, BRACC and the Subsidiaries have fulfilled and performed all of the material obligations necessary to maintain such licenses, certificates and permits, except where the failure to perform such obligations would not have a Material Adverse Effect; the Company, BRACC and the Subsidiaries conduct their business in compliance with all applicable federal, state and local laws and regulations, except where the failure to perform such obligations would not have a Material Adverse Effect; and there is no pending or, to the knowledge of the Company, threatened action, suit,



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         proceeding or investigation that could lead to the revocation, termination or suspension of any such license, certificate or permit.

                  (r) To the knowledge of the Company, none of the Company, BRACC or any Subsidiary is engaged in any unfair labor practice that would have a Material Adverse Effect. There is no unfair labor practice complaint pending or, to the best knowledge of the Company, threatened against the Company, BRACC or any Subsidiary before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the knowledge of the Company, threatened except such complaints or proceedings as would not have a Material Adverse Effect. No strike, labor dispute, slowdown or stoppage is pending or, to the knowledge of the Company after due inquiry, threatened against the Company, BRACC or any Subsidiary.

                  (s) The Company, the Resulting Company, BRACC and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks and trade names necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to such rights that, if determined adversely to the Company, the Resulting Company, BRACC or any such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect.

                  (t) To the knowledge of the Company, each of the Company, BRACC and the Subsidiaries has obtained all permits, licenses and other authorizations and has made all registrations and other submissions that are required under all applicable federal, state and local laws relating to the protection of health, safety or the environment including but not limited to the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.), Safe Drinking Water Act (21 U.S.C. ss.349, 42 U.S.C. ss.ss. 300f - 300j), Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), Clean Air Act (42 U.S.C. ss.7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.9601 et seq.), any laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including but not limited to ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder (collectively, the "Environmental Laws"), except to the extent that failure to have any such permit, license or authorization, or to have made such registration or submission, individually or in the aggregate, does not have a Material Adverse Effect.

                  (u) Except as described in the Registration Statement and the Prospectuses, each of the Company, BRACC and the Subsidiaries has been and is in compliance with all terms and conditions of any required permits, licenses and authorization, and has been and is in compliance with all other limitations, restrictions, conditions, standards, prohibitions,



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         requirements, obligations, schedules and timetables contained in the
         Environmental Laws, except to the extent failure to comply would not have a Material Adverse Effect.

                  (v) To the best knowledge of the Company, (i) there are no past or present events, conditions, circumstances, activities, practices, incidents or actions, or plans relating to the business as presently being conducted by the Company, BRACC or the Subsidiaries, that interfere with or prevent compliance or continued compliance with the Environmental Laws, or that would be reasonably likely to give rise to any legal liability (whether statutory or at common law) or otherwise would be reasonably likely to form the basis of any claim, action, demand, suit, proceeding, hearing, lien, notice of violation, study, investigation, remediation or cleanup (collectively, "Claims") based on or related to any Environmental Law or the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release into the workplace, the community or the environment of any pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste, except for any liabilities or any Claims that will not, individually or in the aggregate, have a Material Adverse Effect, and
         (ii) except as disclosed in the Registration Statement and the Prospectuses, no underground or aboveground storage tanks are located on property owned or leased by the Company, BRACC or the Subsidiaries.

                  (w) There are no Claims pending or, to the best knowledge of the Company, threatened against the Company, BRACC or any Subsidiary based on or related to any Environmental Law or the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release into the workplace, the community or the environment of any pollutant, contaminant, chemical or industrial, toxic, or hazardous substance or waste, and none of the Company, BRACC or any Subsidiary has received any notice of violation or potential liability based on or related to any Environmental Law or the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release into the workplace, the community or the environment of any pollutant, contaminant, chemical or industrial, toxic, or hazardous substance or waste, except for any Claim or notice that will not, individually or in the aggregate, have a Material Adverse Effect.

                  (x) Except as disclosed in the Registration Statement and the Prospectuses, there are no pending actions, suits or proceedings against or affecting the Company, BRACC, any Subsidiary or any of their respective properties that, if determined adversely to the Company, the Resulting Company, BRACC or such Subsidiary, would have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Resulting Company to perform its obligations under this Agreement or the Subscription Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated. All pending legal or governmental proceedings to which the Company, BRACC or any Subsidiary is a party or of which any of their property or assets is the subject, including ordinary routine litigation incidental to the business of the Company or BRACC, are, considered in the aggregate, not material.

                  (y) The financial statements of the Company included in the Registration Statement and the Prospectuses comply in all material respects with the requirements of the Act and the Rules and Regulations applicable to a registration statement on Form S-1 and have been prepared, and fairly present the financial position, results of operations and cash flows of the Company and its subsidiaries consolidated at the respective dates and for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such period. The financial information and financial data set forth in the Registration Statements and the Prospectuses under the captions "Prospectus Summary-Summary Operating Data for the Budget System," "Prospectus Summary--Summary Financial Data of TEAM," "Capitalization" (exclusive of pro forma data contained therein), "Pro Forma Consolidated Financial Statements of Budget Group," "Selected Financial Data of TEAM" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of TEAM" are derived from the accounting records of the Company and its subsidiaries, and are a fair presentation of the data purported to be shown.

                  (z) The financial statements of BRACC included in the Registration Statement and the Prospectuses comply in all material respects with the requirements of the Act and the Rules and Regulations applicable to a registration statement on Form S-1 and have been prepared, and fairly present the financial position, results of operations and cash flows of BRACC and its subsidiaries consolidated at the respective dates and for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such period. The financial information and financial data set forth in the Registration Statements and the Prospectuses under the captions "Prospectus Summary-Summary Operating Data for the Budget System," "Prospectus Summary--Summary Financial Data of BRACC," "Capitalization" (exclusive of pro forma data contained therein), "Pro Forma Consolidated Financial Statements of Budget Group," "Selected Financial Data of BRACC" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of BRACC" are derived from the accounting records of BRACC and its subsidiaries, and are a fair presentation of the data purported to be shown.

                  (aa) The pro forma financial data of the Resulting Company and its subsidiaries contained in the Registration Statement have been and the Prospectuses have been prepared in accordance with Article XI of Regulation S-X under the Act; the assumptions used in the preparation thereof (taken as a whole) are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                  (bb) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectuses, (i) there has been no material adverse change, nor any development involving a prospective material adverse change, in the condition (financial or other), results of operations, business affairs or business prospects of the Company and its subsidiaries, or BRACC and its subsidiaries, each taken as a whole, whether or not arising in the ordinary course of business, and (ii) there have been no transactions entered into by the Company or BRACC or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, or BRACC and its subsidiaries, each taken as a whole.

                  (cc) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectuses, the Resulting Company will not be an "investment company" as defined in the Investment Company Act of 1940.

                  (dd) There is no document or contract of a character required to be described in the Registration Statement or the Prospectuses, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required.

         Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of U.S.$ per share, the respective numbers of shares of U.S. Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

         The Company will deliver the U.S. Firm Securities to the Representatives for the accounts of the Underwriters, at such office in New York, New York as the Representatives may designate, against payment of the purchase price by wire transfer of immediately available Federal (same day) funds payable to the Company, such payment to be made to an account designated by the Company at a bank acceptable to CSFBC, and confirmed at the office of King & Spalding, 191 Peachtree St., N.E., Atlanta, Georgia 30303, at 10:00 A.M., Atlanta time, on [ ], or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "First Closing Date". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the U.S. Offering and the International Offering. The certificates for the U.S. Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBC requests and will be made available for checking and packaging at least 24 hours prior to the First Closing Date at such office in New York, New York as you may designate.

         In addition, upon written notice from CSFBC given to the Company from time to time not more than 30 days subsequent to the date of the Prospectuses, the Underwriters may purchase, from time to time, all or less than all of the U.S. Optional Securities at the purchase price per Security to be paid for the U.S. Firm Securities. The Company agrees to sell to the Underwriters such number of shares of U.S. Optional Securities specified in any such notice and the Underwriters agree, severally and not jointly, to purchase such U.S. Optional Securities. Such U.S. Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of U.S. Firm Securities set forth opposite such Underwriter's name bears to the total number of shares of U.S. Firm Securities (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the U.S. Firm Securities. No Optional Securities shall be sold or delivered unless the U.S. Firm Securities and the International Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC on behalf of Underwriters and the Managers to the Company. It is understood that CSFBC is authorized to make payment for and accept delivery of such Optional Securities on behalf of the Underwriters and Managers pursuant to the terms of CSFBC's instructions to the Company.

         Each time for the delivery of and payment for the U.S. Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFBC but shall be not later than three full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the U.S. Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, at such office in New York, New York as the Representatives may designate, against payment of the purchase price therefor by wire transfer of immediately available Federal (same day) funds payable to the Company, such payment to be made to an account designated by the Company at a bank acceptable to CSFBC, and confirmed at the office of King & Spalding, 191 Peachtree St., N.E., Atlanta, Georgia 30303. The certificates for the U.S. Optional Securities will be in definitive form, in such denominations and registered in such names as CSFBC requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at a reasonable time in advance of such Optional Closing Date at such office in New York, New York as you may designate.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the U.S. Securities for sale to the public as set forth in the U.S. Prospectus.

         5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

                  (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file each of the Prospectuses with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFBC, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

         The Company will advise CSFBC promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time either Prospectus is printed and distributed to any Underwriter or Manager, or will make such filing at such later date as shall have been consented to by CSFBC.

                  (b) The Company will advise CSFBC promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or either of the related prospectuses or the Initial Registration Statement, the Additional Registration Statement (if any) or either of the Prospectuses and will not effect such amendment or supplementation without CSFBC's prior written consent; and the Company will also advise CSFBC promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or either of the Prospectuses and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter, Manager or dealer, any event occurs as a result of which either or both of the Prospectuses as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend either or both of the Prospectuses to comply with the Act, the Company will promptly notify CSFBC of such event and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of
         Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

                  (e) The Company will furnish to the Representatives copies of each Registration Statement (five of which will include all exhibits), each preliminary prospectus relating to the U.S. Securities, and, so long as delivery of a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the U.S. Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC requests. The U.S. Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

                  (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States as CSFBC designates and will continue such qualifications in effect so long as required for the distribution of the Offered Securities; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

                  (g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

                  (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters (if and to the extent incurred by them) for any filing fees and other expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States as CSFBC designates and the printing of memoranda relating thereto, the filing relating to the review of documents by the National Association of Securities Dealers, Inc. ("NASD") pursuant to the Corporate Financing Rule of the NASD's Conduct Rules and for expenses incurred in distributing preliminary prospectuses and the Prospectuses (including any amendments and supplements thereto) to the Underwriters.

                  (i) For a period of 180 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposal or filing, without the prior written consent of CSFBC, except registrations required pursuant to the Stock Purchase Agreements, the Series A Notes and the Series B Notes, and grants of employee stock options pursuant to the terms of the 1994 Option Plan or the 1994 Directors' Plan in effect on the date hereof that may not be exercised until 180 days after the public offering of the Offered Securities, issuances of Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof.

         6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the U.S. Firm Securities on the First Closing Date and the U.S. Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective
         Time), of Arthur Andersen LLP confirming that they are independent public accountants to the Company within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                           (i) in their opinion the financial statements and
                  schedules examined by them and included or incorporated by reference in the Registration Statement and the Prospectuses comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) on the basis of the review referred to in clause
                  (i) above, a reading of the latest available unaudited consolidated financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) any material modifications should be
                           made to the unaudited pro forma consolidated financial statements included in the Registration Statement and the Prospectuses for them to be in conformity with generally accepted accounting principles or that such unaudited pro forma consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                                    (B) at the date of the latest available
                           unaudited consolidated balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term non-vehicle indebtedness or long-term debt of the Company and its subsidiaries or any decrease in consolidated stockholders' equity, as compared with amounts shown on the latest balance sheet included in the Prospectuses; or

                                    (C) for the period from the closing date of
                           the latest unaudited consolidated income statement included in the Prospectuses to the closing date of the latest available unaudited consolidated income statement read by such accountants, or to the subsequent specified date set forth in clause

                           (B) above, there were any decreases, as compared with the corresponding period of the previous year, in consolidated operating revenue, operating income or net income of the Company, except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectuses disclose have occurred or may occur or which are described in such letter;

                           (iii) on the basis of specified procedures, including
                  (A) a reading of the unaudited pro forma consolidated financial statements of the Company after giving effect to the Acquisition at December 31, 1996 included in the Registration Statement and the Prospectuses; (B) inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for the determination of the pro forma adjustments and whether the unaudited pro forma financial statements referred to in clause (A) comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and
                  (C) proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma financial statements referred to in clause
                  (A), nothing came to their attention that caused them to believe that the unaudited pro forma consolidated financial statements referred to in clause (A) included in the Registration Statements and the Prospectuses do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and

                           (iv) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Registration Statement and the Prospectuses (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration is subsequent to such execution and delivery, "Registration Statement" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "Prospectuses" shall mean the prospectuses included in the Registration Statements.

                  (b) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective
         Time), of KPMG Peat Marwick LLP confirming that they are independent public accountants to BRACC within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                           (i) in their opinion the financial statements and
                  schedules examined by them and included or incorporated by reference in the Registration Statement and the Prospectuses comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) on the basis of the review referred to in clause
                  (i) above, a reading of the latest available unaudited consolidated financial statements of BRACC, inquiries of officials of BRACC who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) at the date of the latest available
                           unaudited consolidated balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term non-vehicle indebtedness or long-term debt of BRACC and its subsidiaries or any decrease in consolidated stockholders' equity, as compared with amounts shown on the latest balance sheet included in the Prospectuses; or

                                    (B) for the period from the closing date of
                           the latest unaudited consolidated income statement included in the Prospectuses to the closing date of the latest available unaudited consolidated income statement read by such accountants, or to the subsequent specified date set forth in clause (B) above, there were any decreases, as compared with the corresponding period of the previous year, in consolidated operating revenue, operating income or net income of BRACC, except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the Prospectuses disclose have occurred or may occur or which are described in such letter; and

                           (iii) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Registration Statement and the Prospectuses (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of BRACC and its subsidiaries subject to the internal controls of BRACC's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration is subsequent to such execution and delivery, "Registration Statement" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "Prospectuses" shall mean the prospectuses included in the Registration Statements.

                  (c) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFBC. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time either Prospectus is printed and distributed to any Underwriter or Manager, or shall have occurred at such later date as shall have been consented to by CSFBC. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, each of the Prospectuses shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

                  (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in the condition (financial or other), results of operations, business affairs or business prospects of the Company and its subsidiaries or BRACC and its subsidiaries which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the U.S. Securities;
         (ii) any downgrading in the
         rating of any debt securities or preferred stock of the Company or BRACC or any of their respective subsidiaries by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company, BRACC or any of their respective subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or The Nasdaq National Market, or any setting of minimum prices for trading on such exchange or market, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the U.S. Securities.

                  (e) The Representatives shall have received an opinion, dated such Closing Date, of King & Spalding, counsel for the Company, to the effect that:

                           (i) the Company has been duly incorporated and
                  validly exists as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectuses;

                           (ii) the Company's authorized capital stock is as set
                  forth in the Registration Statement and the Prospectuses under the caption "Description of Capital Stock"; the Offered Securities delivered on such Closing Date and all other outstanding shares of the Class A Common Stock, Class B Common Stock and Series A Preferred Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectuses under the caption "Description of Capital Stock"; and the Offered Securities have been listed on the New York Stock Exchange;

                           (iii) to the knowledge of such counsel, the Company
                  is the sole ultimate beneficial owner of all outstanding capital stock of each Subsidiary, free and clear of all security interests, claims, liens or encumbrances;

                           (iv) except as described in the Prospectuses and
                  filed as exhibits to the Registration Statement, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company or the Resulting Company to file a registration statement under the Act with respect to any securities of the Company or the Resulting Company owned or to be owned by such person or to require the Company or the Resulting Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or the Resulting Company under the Act;

                           (v) no consent, approval, authorization or order of,
                  or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Subscription Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws, as to which laws such counsel may express no opinion;

                           (vi) the execution, delivery and performance (A) by
                  the Company of this Agreement and the Subscription Agreement and (B) by the Company and the Resulting Company and their subsidiaries of the Stock Purchase Agreements, the New Fleet Financing Credit Agreements, the Senior Notes Agreements and the Series B Agreements, and the issuance and sale of the Offered Securities, the Senior Notes and the Series B Notes, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (1) any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company, the Resulting Company or any Subsidiary or any of their properties, (2) any agreement or instrument filed as an exhibit to the Registration Statement to which the Company, the Resulting Company or any such Subsidiary is a party or by which the Company, the Resulting Company or any such Subsidiary is bound or to which any of the properties of the Company, the Resulting Company or any such Subsidiary is subject, or (3) the charter or by-laws of the Company or any such Subsidiary, except, in the case of clause (1) or (2), such breaches, violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect; the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement and the Subscription Agreement, respectively, and has full power and authority to authorize, issue and sell the Series B Notes as contemplated by the Series B Agreements;

                           (vii) the Initial Registration Statement was declared
                  effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, each of the Prospectuses either were filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or were included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the best knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and each Registration Statement and each of the Prospectuses, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; the descriptions under the captions "The Budget Acquisition," "Business--Regulatory and Environmental Matters," "Description of Capital Stock," "Description of Certain Indebtedness" and
                  Part II, Item 14 "Indemnification of Directors and Officers" in the Registration Statement and the Prospectuses of matters of law (including, without limitation, matters relating to Environmental Laws), statutes and contracts and other documents are accurate in all material respects and fairly present the information required to be shown in a registration statement on Form S-1; and such counsel do not know of any legal or governmental proceedings to which the Company or any Subsidiary of the Company is a party required to be described in the Registration Statement or the Prospectuses which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits to the Registration Statement which are not described or filed as required (it being understood that such counsel need express no opinion as to the financial statements and schedule or other financial and statistical data contained in the Registration Statement or the Prospectuses);

                           (viii) this Agreement and the Subscription Agreement
                  have been duly authorized, executed and delivered by the Company, and represent valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, and to general principles of equity, whether applied by a court of law or equity, and except that the enforceability of the rights to indemnity and contribution pursuant to Section 7 hereunder may be limited by federal or state securities laws or by public policy;

                           (ix) the Stock Purchase Agreements, the New Fleet
                  Financing Credit Agreements, the Senior Notes Agreements and the Series B Agreements have been duly authorized, executed and delivered by the Company and BRACC (to the extent a party thereto), and represent valid and binding obligations of the Company and BRACC, enforceable against the Company, the Resulting Company or BRACC in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, and to general principles of equity, whether applied by a court of law or equity, and except that the enforceability of any rights to indemnity or contribution may be limited by federal or state securities laws or by public policy;

                           (x) to the knowledge of such counsel, except for (A)
                  the 4,500 shares of Series A Preferred Stock, which are convertible into 4,500,000 shares of Class A Common Stock, (B) the 1,936,600 shares of Class B Common Stock, which are convertible into 1,936,600 shares of Class A Common Stock, (C) the BRACC Warrant, (D) the NationsBank Warrant, (E) the options to purchase 729,850 shares of Class A Common Stock and Class B Common Stock issued under the 1994 Option Plan, (F) the options to purchase 70,000 shares of Class A Common Stock under the 1994 Directors' Plan, (G) the $80.0 million aggregate principal amount of Series A Notes which are convertible into 3,986,049 shares of Class A Common Stock and
                  (H) the $50.0 million aggregate principal amount of Series B Notes, which are convertible into 1,428,571 shares of Class A Common Stock, each as described in the Registration Statement and the Prospectuses, and except for the rights of the respective parties to the OPCO Agreement, there are no, and following consummation of the Acquisition there will be no, outstanding securities of the Company that are convertible into Class A Common Stock; and

                           (xi) to the knowledge of such counsel, except for (A)
                  the rights of first refusal set forth in the Share Exchange Agreement dated April 25, 1994, as amended on June 13, 1994 and July 5, 1994, among the Company, Brian Britton, Jeffrey Congdon, Richard Hinkle, John Kennedy, Sanford Miller and Richard Sapia, (B) the rights of James Salatto and Joseph Salatto to receive additional shares of Class A Common Stock, as set forth in the Agreement, dated March 8, 1995, among the Company, Team Rental of Connecticut, Inc., Rental Car Resources, Inc., James Salatto and Joseph Salatto, (C) the put right set forth in the BRACC Warrant, (D) the rights of first refusal held by BRACC pursuant to certain of its franchise agreements with the Company, (E) the rights of the parties to the OPCO Agreement and (F) the rights of Ford under the Stock Purchase Agreements, there are no, and following the consummation of the Acquisition there will be no, preemptive or other rights to subscribe for or purchase any shares of capital stock issued by the Company, the Resulting Company or any subsidiary of the Resulting Company. Except for the transfer restrictions set forth in the Registration Rights Agreements, Section 5(i) of this Agreement, BRACC's right to approve certain transfers of capital stock held by Messrs. Miller, Kennedy, Congdon, Britton, Hinkle and Sapia pursuant to the letter agreement dated May 5, 1994 among such officers and BRACC, and the voting restrictions set forth in the Shareholders' Agreement dated October 20, 1995 among the Company, the holders of Class B Common Stock and SOCAL, there are no, and following consummation of the Acquisition there will be no, restrictions to which the Company or the Resulting Company is a party upon the voting or transfer of, and no restrictions on the declaration or payment of any dividend or distribution on, any shares of capital stock of the Company, the Resulting Company or any Subsidiary.

                            In addition, such counsel shall state that such
                  counsel have no reason to believe that any part of a Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that either of the Prospectuses or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (f) The Representatives shall have received an opinion, dated such Closing Date, of Robert L. Aprati, Senior Vice President, General Counsel and Secretary of BRACC, to the effect that:

                           (i) BRACC has been duly incorporated and validly
                  exists as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectuses; and

                           (ii) the consummation of the Offerings, the
                  execution, delivery and performance of the Stock Purchase Agreements and the New Fleet Financing Credit Agreements and the issuance and sale of the Senior Notes and the Series B Notes will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over BRACC or any Subsidiary of BRACC or any of their properties, (B) any debt instrument or other agreement to which BRACC or any such Subsidiary is a party or by which BRACC or any such Subsidiary is bound or to which any of the properties of BRACC or any such Subsidiary is subject, or (C) the charter or by-laws of BRACC or any such Subsidiary, except in the case of clause (A) or (B), such breaches, violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect.

                  (g) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statement, the Prospectuses and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (h) The Representatives shall have received a certificate, dated such Closing Date, of the President and the principal financial officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct on and as of such Closing Date to the same effect as if made on such Closing Date; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time either Prospectus was printed and distributed to any Underwriter or Manager; and, subsequent to the date of the most recent financial statements in the Prospectuses, there has been no material adverse change in the condition (financial or other), results of operations, business affairs or business prospects of the Company, BRACC and any Subsidiary except as set forth in or contemplated by the Prospectuses or as described in such certificate.

                  (i) The Representatives shall have received letters, dated such Closing Date, of Arthur Andersen LLP and KPMG Peat Marwick LLP, which meet the requirements of subsections (a) and (b) of this Section, respectively, except that the specified date referred to in such subsection will be a date not more than five days prior to such Closing Date for the purposes of this subsection.

                  (j) On such Closing Date, the Managers shall have purchased the International Firm Securities or the International Optional Securities, as the case may be, pursuant to the Subscription Agreement.

                  (k) Concurrently with or prior to the issuance and sale of the Offered Securities by the Company, the Acquisition shall be consummated on terms that conform in all material respects to the description thereof in the Registration Statement and Prospectuses and the Representatives shall have received true and correct copies of all documents pertaining thereto and evidence reasonably satisfactory to the Representatives of the consummation thereof.

                  (l) Concurrently with or prior to the issuance and sale of the Offered Securities by the Company, the Company shall have entered into the New Fleet Financing Credit Agreements and shall have made the initial borrowings thereunder. The Representatives shall have received conformed counterparts thereof and all other documents and agreements entered into and received thereunder in connection with the closing of the New Fleet Financing Credit Agreements. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the Acquisition) no condition that would constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under the New Fleet Financing Credit Agreements.

                  (m) Concurrently with or prior to the issuance and sale of the Offered Securities by the Company, the offering of the Senior Notes by BRACC and the Series B Notes by the Company shall be consummated on terms that conform in all material respects to the descriptions thereof in the Registration Statement and Prospectuses and the Representatives shall have received true and correct copies of all documents pertaining thereto and evidence reasonably satisfactory to the Representatives of the consummation thereof.

                  (n) On any Optional Closing Date for the purchase of Optional Shares, the Representatives shall receive a certificate, dated such Closing Date, from the Company which shall state that the representations and warranties by the Company in this Agreement and in the Subscription Agreement are true and correct on and as of such Optional Closing Date to the same effect as if made on such Optional Closing Date and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Optional Closing Date.

                  (o) The Representatives shall have received executed agreements in the form annexed hereto as Exhibit A from each officer and director of the Company.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFBC may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

         7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only information furnished by any Underwriter consists of the information described as such in subsection (b) below; provided further, that such indemnity with respect to any untrue statement or omission of a material fact contained in any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the shares that are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) at or prior to the confirmation of the sale of such shares to such person in any case where such delivery is required under the Act and such untrue statement or omission of a material fact contained in any preliminary prospectus was corrected in the Prospectus (or the Prospectus as supplemented).

                  Insofar as the foregoing indemnity agreement, or the representations and warranties contained in Section 2(b), may permit indemnification for liabilities under the Act of any person who is an Underwriter or a partner or controlling person of an Underwriter within the meaning of Section 15 of the Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, the Company has been advised that in the opinion of the Commission such provisions may contravene Federal public policy as expressed in the Act and may therefore be unenforceable. In the event that a claim for indemnification under such agreement or such representations and warranties for any such liabilities (except insofar as such agreement provides for the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such a person, the Company will submit to a court of appropriate jurisdiction (unless in the opinion of counsel for the Company the matter has already been settled by controlling precedent) the question of whether or not indemnification by it for such liabilities is against public policy as expressed in the Act and therefore unenforceable, and the Company will be governed by the final adjudication of such issue.

         (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the U.S. Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Underwriters, the legend concerning over-allotments, stabilizing and passive market making on the inside front cover page and the thirteenth paragraph under the caption "Underwriting," the concession and reallowance figures appearing in the fifth paragraph under the caption "Underwriting" and the information contained in the tenth paragraph under the caption "Underwriting" and (ii) the information in the twelfth paragraph under the caption "Underwriting" in the U.S. Prospectus furnished on behalf of CSFBC concerning material relationship disclosure.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the U.S. Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the U.S. Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase U.S. Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of U.S. Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of U.S. Securities that the Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Company for the purchase of such U.S. Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the U.S. Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of U.S. Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of U.S. Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC and the Company for the purchase of such U.S. Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to U.S. Optional Securities after the First Closing Date, this Agreement will not terminate as to the U.S. Firm Securities or any U.S. Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the U.S. Securities. If this Agreement is terminated pursuant to
Section 8 or if for any reason the purchase of the U.S. Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect and if any U.S. Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the U.S. Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), or (v) of Section 6(d), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the U.S. Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed or delivered to the Representatives, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010, Attention: Investment Banking Department -- Transactions Advisory Group, or, if sent to the Company, will be mailed or delivered to it at Team Rental Group, Inc., 125 Basin Street, Daytona Beach, Florida 32114, Attention:
Mr. Sanford Miller; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed or delivered to such Underwriter.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly or by CSFBC will be binding upon all the Underwriters.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                                Very truly yours,

                                                  TEAM RENTAL GROUP, INC.


                                                  By
                                                     --------------------------
                                                      Sanford Miller
                                                      Chairman and Chief
                                                      Executive Officer

The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the
     date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
ABN AMRO CHICAGO CORPORATION
ALEX. BROWN & SONS INCORPORATED
MCDONALD & COMPANY SECURITIES, INC.,

         Acting on behalf of themselves and as the Representatives of the several Underwriters.

     By CREDIT SUISSE FIRST BOSTON CORPORATION

     By
         -----------------------------------
         F. Perkins Hixon, Jr.
         Managing Director

                                   SCHEDULE A

                                                                  Number of
           Underwriter                                     U.S. Firm Securities
           -----------                                     --------------------
Credit Suisse First Boston Corporation.............
ABN AMRO Chicago Corporation.......................
Alex. Brown & Sons Incorporated....................
McDonald & Company Securities, Inc.................






                                                                 ---------
                      Total........................              5,200,000
                                                                 =========

                                    EXHIBIT A



                                                                April __, 1997


Team Rental Group, Inc.
125 Basin Street
Daytona Beach, Florida  32114

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York  10010

ABN AMRO Chicago Corporation
208 South LaSalle Street
Chicago, Illinois  60604

Alex. Brown & Sons Incorporated
1 South Street
Baltimore, Maryland 21202

McDonald & Company Securities, Inc.
One American Square
Indianapolis, Indiana  46282

Dear Sirs:

         As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made of Class A Common Stock, par value $.01 per share (the "Securities"), of Team Rental Group, Inc. (the "Company"), the undersigned hereby agrees that, for a period of 90 days after the public offering (the "Commencement Date") of the Securities pursuant to the Underwriting Agreement to which you are or expect to become party, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, or publicly disclose the intention to make any such offer, sale, pledge or disposal, without the prior written consent of Credit Suisse First Boston Corporation.

         In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

         This Agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. This agreement shall lapse and become null and void if the Commencement Date shall not have occurred on or before ____________, 1997.


                                                Very truly yours,


                                                ------------------------------
                                                Name:







                                       34